INFOCAST CORPORATION
                                    Suite 902
                             1 Richmond Street West
                                Toronto, Ontario
                                     M5H 3W4


                                                                    May 18, 1999

Mr. Satish Kumeta
Suite 310
1050 Castlefield Avenue
Toronto, Ontario
M6B 1E7

Dear Sirs:

                  InfoCast Corporation ("InfoCast") writes to set out the terms of the agreement between InfoCast and Satish Kumeta ("Kumeta") relating to restructuring of Kumeta's relationships with InfoCast, InfoCast Canada Corporation ("InfoCast Canada"), Virtual Performance Systems Inc.
("VPS") and Treetop Capital Inc. ("Treetop").

Background

1.       Kumeta was a shareholder and director of VPS.

2. VPS amalgamated with its wholly owned subsidiary, Cheltenham Technologies Corporation ("Cheltenham"). Cheltenham Technologies (Bermuda) Corporation ("Cheltenham Bermuda") was a wholly owned subsidiary of Cheltenham which became a wholly owned subsidiary of VPS upon completion of the amalgamation.

3. VPS or Cheltenham Bermuda acquired from Kumeta, directly and indirectly, or Kumeta developed for VPS or Cheltenham Bermuda, directly or indirectly, certain intellectual property consisting of technology, software programs, source code, programming, algorithms and developments, whether in written form or electronic form, relating to:

         (a)      remote  or  virtual   banking   and   transaction   processing
                  capabilities;

         (b)      virtual call centre; and

         (c)      conversion and delivery of training and educational content.

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4.       InfoCast Canada is a subsidiary of InfoCast.

5. InfoCast Canada acquired all the outstanding shares of VPS in consideration of the issuance of exchangeable shares of InfoCast Canada, exchangeable for shares of InfoCast in certain circumstances. Kumeta received 289,742 exchangeable shares of InfoCast Canada exchangeable for 289,742 shares of InfoCast.

6. Kumeta is a beneficial shareholder of Treetop. Treetop holds 9,000,000 shares of InfoCast. All the issued and outstanding shares of Treetop are held by Boyle & Company, In Trust as nominee for the beneficial owners of the Treetop shares.

7. Kumeta and InfoCast have decided to restructure Kumeta's relationship with InfoCast, InfoCast Canada, VPS, Cheltenham Bermuda and Treetop.

Terms

                  In consideration of the mutual covenants and agreements contained in this letter agreement and other valuable and good consideration, Kumeta and InfoCast agree as follows:

8. Kumeta has resigned as officer, director and employee of InfoCast, VPS and Cheltenham Bermuda and terminated his consulting agreements, or arrangements with InfoCast and VPS.

9. InfoCast shall retain Kumeta as a consultant for a period of twelve months commencing April 1, 1999 in respect of which InfoCast shall pay Kumeta a monthly retainer of CDN$7,500 per month for six days per month.

10. InfoCast shall pay Kumeta concurrently with the execution hereof the sum of CDN$75,000.

11. Kumeta consents to the cancellation of stock options granted by InfoCast to Kumeta, other than options to acquire 100,000 common shares of InfoCast exercisable at a price of $1.00 on or before February 8, 2002, which InfoCast and Kumeta acknowledge may be subject to regulatory approval or disapproval by the Securities Exchange Commission (United States) in connection with InfoCast's Form 10 registration under the Securities Exchange Act (1934) (United States).

12. Kumeta acknowledges and agrees that he is the beneficial owner of 211,000 shares of Treetop which are held on his behalf by Boyle & Company, in trust as nominee, representing an indirect beneficial ownership in 211,000 common shares of InfoCast held by Treetop.

13.      (a)      InfoCast  agrees to  transfer  and assign or cause  Cheltenham
                  Bermuda to transfer and assign to Kumetech Consulting Ltd. all
                  intellectual   property,   including   technology,    software
                  programs,    source   code,   programming,    algorithms   and
                  developments, whether in written form or electronic form, relating to remote or virtual banking and


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



                  transaction   processing   capabilities  in  consideration  of
                  Kumetech Consulting Ltd. paying to InfoCast CDN$1.00.

         (b) Kumeta agrees to cause Kumetech Consulting Ltd. to grant to InfoCast a perpetual non-exclusive royalty free license to use for its internal purposes only any such intellectual property transferred and assigned to Kumeta Consulting Ltd.; including any enhancements or developments of and to the intellectual property and any enhancements or developments of an to the intellectual property transferred to Kumetech Consulting Ltd.

14. Kumeta agrees to cause to be transferred and assigned to InfoCast, InfoCast Canada or VPS, as InfoCast may direct, all intellectual property, including technology, software, programs, sources code, programming, algorithms and direction and developments and all written, electronic or other recorded forms thereof, relating to Virtual Call Center and conversion and delivery of training and educational content in consideration of InfoCast entering into this agreement.

15.      (a)      In  consideration  of the mutual  covenants  contained in this
                  Agreement  InfoCast,  on its own  behalf and on behalf of VPS,
                  InfoCast  Canada,   Cheltenham  Bermuda  and  Treetop,   their
                  respective officers, directors, servants, agents, successors and assigns, on the one hand, and Kumeta for himself and on behalf of Advanced Systems Computer Consultants Inc. on the other hand, hereby remise, release and forever discharge each from the other from any and all manner of actions, causes of action, suits, debts, duties, accounts, bonds, covenants, warranties, contracts, claims and demands of every nature or kind existing at the present time; and

         (b) It is understood and agreed that this mutual release does not in anyway affect each parties' obligations and liability under this Agreement.

16. Kumeta acknowledges and agrees that other than as set out herein, he has no and shall have not ongoing claims or other rights to any compensation from InfoCast, InfoCast Canada, VPS or Cheltenham Bermuda or Treetop or any of their respective officers, directors or shareholders, any claims or rights to any assets or property of any of InfoCast, InfoCast Canada, VPS, or Cheltenham Bermuda, including without limitation, any intellectual property, technology, software programs, source code, programming, algorithms or developments, whether in written form or electronic form.

17. Kumeta acknowledges and agrees that all information concerning InfoCast, InfoCast Canada, VPS and Cheltenham Bermuda, other than relating to remote or virtual banking and transaction processing capabilities as provided herein, and all information relating to the property, business or affairs of InfoCast, VPS or Cheltenham Bermuda disclosed to him consists of proprietary and confidential information and trade secrets of InfoCast, InfoCast Canada, VPS and Cheltenham Bermuda, as the case may be, and that any disclosure or use


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
         thereof by him or any other person will cause irreparable harm to InfoCast, InfoCast Canada, VPS or Cheltenham Bermuda. Kumeta agrees that he shall not at any time or under any circumstances, directly or indirectly, reveal, disclose or otherwise make available or known to any person or use or obtain any benefit from, directly or indirectly, any confidential information which has been disclosed or otherwise comes into his possession as a result of his prior relationships with InfoCast, InfoCast Canada, VPS or Cheltenham Bermuda.

18. Kumeta covenants and agrees that he shall not, directly or indirectly, either alone in conjunction with any person, in any capacity whatsoever, carry on or be engaged in or interested in or employed by any person or business which competes with InfoCast or VPS in the virtual call center and/or distance learning businesses conducted or which may be conducted by InfoCast and its subsidiary and affiliates for a period of one year.

19.      Otherwise  then  as  provided  in  the  foregoing  sections,   InfoCast
         acknowledges that there are and will be no restrictions on the activities which Kumeta may engage in from and after the date hereof.

General

20. Whenever used in this Agreement, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

21.      Time shall in all respects be of the essence of this Agreement.

22. The insertion of headings and the division of this Agreement into articles, sections, paragraphs, clauses or schedules are for convenience of reference only and shall not affect or be utilized in the construction or the interpretation hereof.

23. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereby attorn to the jurisdiction of the courts of the Province of Ontario.

24.      All dollar amounts expressed herein refer to lawful currency of Canada.

25. Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada, or if transmitted by any form of telecommunication (which is tested prior to transmission, confirms to the sender the receipt of the entire transmission by the recipient and reproduces a complete written version of the transmission at the point of reception) to such party addressed as set out on the face page hereof. Notice so mailed shall be deemed to have been given on the third business day after deposit in a post office or public letterbox. Neither party shall mail any notice, request or


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

         other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication during normal business hours on a business day (9:00 a.m. to 5:00 p.m. local time at the place of receipt) shall be deemed to have been given on the day of transmission or, in the case of notice transmitted outside of normal business hours shall be deemed to have been given on the first Business day after the day of transmission; [provided that immediately following such transmission such notice is given by personal delivery]. Notice delivered personally shall be deemed to have been given on the day it was delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

26. The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

27. This Agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

28. Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof (and every other part thereof). In the event that any provision (or part thereof) contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent:

         (a) the validity, legality or enforceability of such provision (or such part thereof) in any other jurisdiction and of the remaining provisions contained in this Agreement (or the remaining parts of such provision, as the case may be) shall not in any way be affected or impaired thereby;

         (b) the application of such provision (or such part thereof) to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby;



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         (c)      such  provision (or such part  thereof)  shall be severed from
                  this   Agreement  and   ineffective  to  the  extent  of  such
                  invalidity,    illegality   or    unenforceability   in   such
                  jurisdiction and in such circumstances; and

         (d)      the remaining  provisions of this  Agreement (or the remaining
                  parts  of  such   provision,   as  the  case  may  be)   shall
                  nevertheless remain in full force and effect.

29. This Agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

30.      This Agreement  shall be binding upon and shall enure to the benefit of
         the   parties   hereto   and   their   respective   heirs,   executors,
         administrators, successors, assigns and legal representatives.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                                  INFOCAST CORPORATION

                                                  By:


Signed, sealed and delivered in the presence of   /s/ SATISH KUMETA
                                                  ---------------------------
                                                     SATISH KUMETA


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